FOR IMMEDIATE RELEASE

JMG EXPLORATION, INC. PROVIDES BUSINESS UPDATE AND ANNOUNCES

FIRST QUARTER FINANCIAL HIGHLIGHTS

(all amounts expressed in U.S. Dollars)

Calgary, Alberta – Tuesday, May 16, 2006 – JMG Exploration, Inc., (“JMG” or the “Company”) (PCX: JMG, JMG+) today announced its results for the first quarter of 2006.  JMG was established in July 2004 and completed an initial public offering in August 2005.

JMG currently has over 115,000 gross (over 80,000 net) acres of land.  Included in these lands is a 77.5% working interest in a section in the Pinedale area of Wyoming.  These lands offset the prolific Jonah/Pinedale producing fields.  JMG has farmed out the first well on these lands to JED Oil Inc. (AMEX: JDO) (“JED”) whereby JED will pay 100% of the cost of the well to earn a 70% working interest.  JED plans to start drilling this first Jonah/Pinedale well this week.  As previously announced, JMG was also involved in a significant oil discovery in the Midale formation in the northern part of North Dakota.  Three wells have been drilled into this formation to date and 13 development locations have been identified as a result of this initial drilling.

To date, JMG has assembled substantial land positions in North Dakota and Wyoming and participated in the drilling of seven gross (3.2 net) wells with a 100% success rate proving up significant future development.  Production at the end of the first quarter was approximately 130 boe/d.

As previously announced, JMG is pursuing a merger with JED in which JMG would merge with a wholly-owned subsidiary of JED in the U.S.  JMG's securities would be exchanged for securities of JED on the basis of two-thirds of a JED common share for each JMG common share.  Both companies have formed independent Board committees and engaged financial advisors to perform fairness opinions with respect to this proposed transaction.  Closing of the transaction is scheduled for June 30th, subject to receipt of regulatory and shareholder approval.

First Quarter Results

The focus of JMG to date has been to assemble a significant land position with initial drilling proving up the land for further development drilling.  The Company began generating production volumes in the third quarter of 2005.

Revenues for the first quarter ended March 31, 2006 were $633,611.  There were no revenues during the comparative period in 2005.  The Company incurred a net loss of $207,957 for the first quarter of 2006.  This loss includes non-cash depletion and depreciation and accretion of $207,970 and stock based compensation expense of $24,868.  The comparable period in 2005 realized a net loss of $217,335 with non-cash depreciation of $34,316.  Production was 12,060 boe for the first quarter of 2006.  There was no production during the comparative period in 2005.

Boe's, or barrels of oil equivalent, may be misleading if used in isolation.  A boe conversion ratio of 6 mcf to 1 bbl is based on an energy equivalency conversion method primarily applicable at the burner tip and does not represent a value equivalency at the wellhead.

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JMG Exploration, Inc. News Release

May 16, 2006

Forward Looking Statements for JMG Exploration, Inc.

"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: This news release contains forward-looking statements concerning estimated production volumes, business plans for exploration, development and drilling, or other expectations, beliefs, plans, goals, objectives, assumptions, information and statements about future events, conditions, results of operations or performance that constitute "forward-looking statements" within the meaning of applicable securities legislation.  Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those anticipated by the Company and described in the forward-looking statements. These risks and uncertainties include, but not limited to, the impact of competitive services, demand for services like those provided by the company and market acceptance risks, fluctuations in operating results, cyclical market pressures on the oil and natural gas industry and other risks detailed from time to time in the company's filings with Securities and Exchange Commission. JMG Exploration, Inc. undertakes no obligation to update or revise any forward-looking statements whether as a result of new developments or otherwise.

Company Contacts:

or

Investor Relations Counsel

JMG Exploration, Inc.

The Equity Group Inc.

Reg Greenslade, Chairman

Linda Latman (212) 836-9609

(403) 537-3250

Lena Cati (212) 836-9611

H.S. (Scobey) Hartley, CEO & President

www.theequitygroup.com

(403) 261-2959